Exhibit	1

TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2002-4
*CUSIP:	21988G486

In accordance with the Standard Terms for Trust Agreement, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the
period ending	May 21, 2007.

INTEREST ACCOUNT

Balance as of	February 1, 2007.....	$0.00
	Scheduled Income received on securities.....	$0.00
	Unscheduled Income received on securities.....	$0.00
	Interest portion of May 21, 2007 Call Price received May 21, 2007 upon exercise of Call Warrants by 100% of the holders thereof.....	$2,008,655.00

LESS:
	Distribution of interest to the Holders.....	-$2,008,655.00
	Distribution to Depositor.....	-$0.00
	Distribution to Trustee.....	-$0.00
Balance as of	May 21, 2007.....	$0.00

PRINCIPAL ACCOUNT

Balance as of	February 1, 2007.....	$0.00
	Scheduled principal payment received on securities.....	$0.00
	Principal portion of May 21, 2007 Call Price received May 21, 2007 upon exercise of Call Warrants by 100% of the holders thereof.....	$87,650,400.00

LESS:
	Distribution of principal to Holders on May 21, 2007.....	-$87,650,400.00
	Distribution of $66,287,000 principal amount of 7.45% underlying securities to Call Warrants Holder on May 21, 2007.....	-$0.00
	Distribution of $22,100,000 principal amount of 7.40% underlying securities to Call Warrants Holder on May 21, 2007.....	-$0.00
Balance as of	May 21, 2007.....	$0.00

UNDERLYING SECURITIES HELD AS OF	May 21, 2007

Principal Amount	Title of Security
$0.00	DaimlerChrysler Corporation, formerly known as Chrysler Corporation, 7.45% Debentures due February 1, 2097
	*CUSIP:	171196AS7

$0.00	DaimlerChrysler Corporation, formerly known as Chrysler Corporation, 7.40% Debentures due August 1, 2097
	*CUSIP:	171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.